Exhibit 5.1

                      OPINION OF ARNALL GOLDEN GREGORY LLP




                            ARNALL GOLDEN GREGORY LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450

                                                                  (404) 873-8500

                                                                  (404) 873-8501
                                 August 22, 2001

CareCentric, Inc.
2625 Cumberland Parkway, Suite 310
Atlanta, Georgia 30339

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     We have served as counsel for CareCentric Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of an additional 650,000 shares (the "Additional Shares") of common stock, par value $.001 per share ("Common Stock"), of the Company to be offered and sold by the Company pursuant to the CareCentric, Inc. Omnibus Equity-Based Incentive Plan (the "Plan"). The initial 200,000 shares of Common Stock issuable pursuant to the Plan (as adjusted for a one-for-five reverse stock split) were previously registered pursuant to separate Registration Statements on Form S-8, and this Registration Statement serves to register the Additional Shares authorized for issuance under the Plan.

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the Additional Shares pursuant to the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

     We express no opinion as to matters under or involving the laws of any jurisdiction other than the state of Delaware and the applicable federal laws of the United States.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The Additional Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Additional Shares and payment therefor as provided in the Plan and as contemplated by the
          Registration Statement, such Additional Shares will be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,


                                         /s/  ARNALL GOLDEN GREGORY LLP

                                         ARNALL GOLDEN GREGORY LLP



1086807